PROSPECTUS SUPPLEMENT NO. 5 (to Prospectus dated August 4, 2025)	Filed pursuant to Rule 424(b)(3) SEC File No. 333-287338

Adaptin Bio, Inc.

1,901,482 shares of common stock by the selling stockholders

2,233,083 shares of common stock underlying warrants HELD by the selling stockholders

This prospectus supplement updates, amends and supplements the prospectus dated August 4, 2025 (as supplemented on August 14, 2025, October 6, 2025, November 14, 2025 and May 15, 2026, as may be further supplemented or amended from time to time, the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration No. 333-287338). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with information contained in Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on June 12, 2026 (the “Form 10-K/A”).

Accordingly, we have attached the Form 10-K/A and related exhibits, to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock is currently quoted on the OTCQB Venture Market under the stock symbol “APTN.” On June 9, 2026, the last quoted price of our common stock as reported on the OTCQB was $6.18 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 12, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

(Amendment No. 1)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2025

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission file number: 000-56583

ADAPTIN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1566415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3540 Toringdon Way, Suite 200, #250 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)-609-1498

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value (approximate) of the registrant’s common equity held by non-affiliates based on the most recent sales price of a share of the registrant’s common share on June 30, 2025 (the last business day of the registrant’s most recently completed second fiscal quarter) was $9.3 million.

As of June 11, 2026, 8,903,229 shares of common stock, par value $0.0001 per share, were issued and outstanding.

Documents Incorporated by Reference

Not applicable.

EXPLANATORY NOTE

On April 1, 2026, Adaptin Bio, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Original Form 10-K”).

This Amendment No. 1 to Form 10-K (the “Form 10-K/A”) of the Company is being filed solely to amend Item 15(b) and Exhibit 23.1 to include an updated consent of WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, to include references to a registration statement of the Company which was inadvertently omitted from the original consent filed.

This Form 10-K/A should be read in conjunction with the Original Form 10-K and includes only the portions of the Original Form 10-K being supplemented or amended by this Form 10-K/A. Other than as described in this explanatory note, this Form 10-K/A does not change any of the financial or other information set forth in the Original Form 10-K or the exhibits thereto. This Form 10-K/A does not reflect events that may have occurred subsequent to the filing of the Original Form 10-K.

PART IV

ITEM 15. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

(b) Exhibits

The following list of exhibits includes exhibits submitted with this Form 10-K/A as filed with the SEC and others incorporated by reference to other filings.

Exhibit					Incorporated by Reference (Unless Otherwise Indicated)
Number	Description	Form	File	Exhibit	Filing Date
3.1	Certificate of Merger relating to the merger of Adaptin Acquisition Co. with and into Adaptin Bio, Inc., filed with the Secretary of State of the State of Delaware on February 11, 2025	8-K	000-56583	3.1	February 18, 2025
3.2	Amended and Restated Certificate of Incorporation of Unite Acquisition 1 Corp., as filed with the Secretary of State of the State of Delaware on February 11, 2025	8-K	000-56583	3.2	February 18, 2025
3.3	Amended and Restated Bylaws	8-K	000-56583	3.3	February 18, 2025
4.1	Description of Securities	10-K	000-56583	4.1	April 15, 2025
4.2	Form of Pre-Merger Warrant issued to holders of 2023 Bridge Notes	8-K	000-56583	4.1	February 18, 2025
4.3	Form of Pre-Merger Warrant issued in connection with Exchange Notes	8-K	000-56583	4.2	February 18, 2025
4.4	Form of Placement Agent Warrant	8-K	000-56583	4.3	February 18, 2025
4.5	Form of Common A Warrant	8-K	000-56583	4.4	February 18, 2025
4.6	Form of Common B Warrant	8-K	000-56583	4.5	February 18, 2025
10.1*	Patent License Agreement by and between Centaur Bio and Duke University, effective as of January 11, 2023	8-K	000-56583	10.1	February 18, 2025
10.2*	First Amendment to License Agreement by and between Centaur Bio and Duke University, effective as of August 9, 2024	8-K	000-56583	10.2	February 18, 2025
10.3*	Sponsored Research Agreement by and between Centaur Bio and Duke University, effective as of August 8, 2024	8-K	000-56583	10.3	February 18, 2025
10.4+	Advisory Services Agreement, dated as of February 11, 2025, by and between the Company and Lucius Partners LLC	8-K	000-56583	10.4	February 18, 2025
10.5	Form of Lock-Up Agreement	8-K	000-56583	10.5	February 18, 2025
10.6	Form of Indemnity Agreement	8-K	000-56583	10.6	February 18, 2025
10.7	Form of Subscription Agreement by and among the Company and the parties thereto	8-K	000-56583	10.7	February 18, 2025
10.8	Form of Registration Rights Agreement, by and between the Company and the parties thereto	8-K	000-56583	10.8	February 18, 2025
10.9+	2025 Equity Incentive Plan and form of award agreements	8-K	000-56583	10.9	February 18, 2025
10.10+	Executive Employment Agreement by and between the Company and Simon C. Pedder, dated February 11, 2025	8-K	000-56583	10.10	February 18, 2025
10.11+	Executive Employment Agreement by and between the Company and Michael J. Roberts, dated February 11, 2025	8-K	000-56583	10.11	February 18, 2025
10.12+	Executive Employment Agreement by and between the Company and Timothy L. Maness, dated February 11, 2025	8-K	000-56583	10.12	February 18, 2025
10.12.1+	First Amendment to Executive Employment Agreement, by and between Adaptin Bio, Inc. and Timothy L. Maness, dated October 3, 2025.	8-K	000-56583	10.1	October 6, 2025
10.13+	Executive Employment Agreement by and between the Company and L. Arthur Hewitt, dated February 11, 2025	8-K	000-56583	10.13	February 18, 2025

1

10.13.1+	First Amendment to Executive Employment Agreement, by and between Adaptin Bio, Inc. and L. Arthur Hewitt, dated October 3, 2025.	8-K	000-56583	10.2	October 6, 2025
10.14	Form of Subscription Agreement by and among the Company and the parties thereto, dated December 22, 2025.	10-K	000-56583	10.14	April 1, 2026
10.15	Form of Registration Rights Agreement by and among the Company and the parties thereto, dated December 22, 2025.	10-K	000-56583	10.15	April 1, 2026
14.1	Code of Ethics and Business Conduct	8-K	000-56583	14.1	February 18, 2025
19.1	Insider Trading Policy	10-K	000-56583	19.1	April 15, 2025
21.1	Subsidiaries of the Registrant	8-K	000-56583	21.1	February 18, 2025
23.1	Consent of WithumSmith+Brown, PC	--	--	--	Filed herewith
31.1	Certification of President and Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	10-K	000-56583	31.1	April 1, 2026
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	10-K	000-56583	31.2	April 1, 2026
31.3	Certification of President and Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	--	--	--	Filed herewith
31.4	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	--	--	--	Filed herewith
32.1**	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	10-K	000-56583	32.1	April 1, 2026
32.2**	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	10-K	000-56583	32.2	April 1, 2026
101	Interactive data file set for the financial statements and accompanying notes contained in this Report (formatted as Inline XBRL)	--	--	--	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	--	--	--	Filed herewith

+	Indicates a management contract or any compensatory plan, contract or arrangement.

*	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of any of the omitted portions of this exhibit to the SEC upon its request.

**	The certifications furnished in Exhibit 32.1 and Exhibit 32.2 hereto are deemed to accompany this Form 10-K/A and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates them by reference.

2

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 12, 2026	ADAPTIN BIO, INC.

	By:	/s/ Timothy L. Maness
	Name:	Timothy L. Maness
	Title:	Chief Financial Officer (On behalf of the Registrant and as Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Michael J. Roberts	President, Chief Executive Officer and Director	June 12, 2026
Michael J. Roberts	(Principal Executive Officer)

/s/ Simon C. Pedder	Executive Chairman and Director	June 12, 2026
Simon C. Pedder

/s/ Timothy L. Maness	Chief Financial Officer	June 12, 2026
Timothy L. Maness	(Principal Financial and Accounting Officer)

/s/ Patrick Gallagher	Director	June 12, 2026
Patrick Gallagher

/s/ J. Nick Riehle	Director	June 12, 2026
J. Nick Riehle

/s/ Anthony Zook	Director	June 12, 2026
Anthony Zook

3

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-287338) and on Form S-8 No. (333-289627) of Adaptin Bio, Inc. (“the Company”) of our report dated April 1, 2026, which includes an explanatory paragraph relating to the substantial doubt over the Company’s ability to continue as a going concern, relating to the consolidated financial statements which are comprised of the consolidated balance sheets, consolidated statements of operations, consolidated statements of changes in stockholders’ deficit, and the consolidated statements of cash flows, all of which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

June 12, 2026

Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Roberts, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Adaptin Bio, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 12, 2026	By:	/s/ Michael Roberts
Michael Roberts
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy L. Maness, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Adaptin Bio, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 12, 2026	By:	/s/ Timothy Maness
Timothy Maness
Chief Financial Officer
(Principal Financial Officer)